Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law 5 Park Plaza Suite 1400 Irvine, California 92614 949.622.2700 telephone troutmansanders.com

December 7, 2016

Polar Power, Inc.
249 E. Gardena Blvd.

Gardena, CA 90248

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing by Polar Power, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (the “Additional Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The Additional Registration Statement relates to the proposed offer and sale by the Company of (i) 460,000 shares (the “Shares”) of the Company’s common stock (including up to 60,000 Shares issuable upon exercise of an option granted to the underwriters by the Company) and (ii) a warrant to purchase up to 5,000 shares of the Company’s common stock issued to the representatives of the underwriters (the “Representatives’ Warrant,” and the shares of the Company’s common stock underlying the Representatives’ Warrant, the “Representatives’ Warrant Shares”). The Shares, the Representatives’ Warrant, and the Representatives’ Warrant Shares shall be referred to herein collectively as the “Securities.” The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1 (File No. 333-213572) (the “Prior Registration Statement” and, together with the Additional Registration Statement, the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 6, 2016, including the prospectus which forms a part of the Registration Statement (the “Prospectus”).

We are acting as counsel for the Company in connection with the sale of the Shares and Representatives’ Warrant and the registration of the Shares and the Representatives’ Warrant (including the Representatives’ Warrant Shares) by the Company. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We are members of the Bar of the State of California and this opinion is limited solely to the federal laws of the United States of America, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws), and, as to the Representatives’ Warrant constituting a valid and legally binding obligation of the Company, solely to the laws of the State of New York.

Atlanta BEIJING Chicago Hong Kong New York Norfolk Orange County Portland
Raleigh Richmond San Diego Shanghai Tysons Corner Virginia Beach Washington, DC

Polar Power, Inc.

December 7, 2016

On the basis of the foregoing, we are of the opinion that:

1.	The Securities have been duly authorized for issuance by all necessary corporate action by the Company.

2.	The Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

3.	The Representatives’ Warrant, when issued and sold by the Company in accordance with the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

4.	The Representatives’ Warrant Shares, when issued and sold by the Company in accordance with the Representatives’ Warrant, will be validly issued, fully paid, and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP